Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2013 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 of Independence Realty Trust, Inc., which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

New York, New York

October 7, 2013